Exhibit 10.3

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is entered into as of January 23, 2013, by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the banks and other financial institutions listed on the signature pages hereto (together with each other person who becomes a Lender, collectively the “Lenders”), and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.

Preliminary Statement

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of August 10, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among the Borrower, the Lenders named therein and the Administrative Agent, the Lenders have agreed to make Revolving Loans and issue Letters of Credit to Borrower; and

WHEREAS, the Borrower has now requested that the Lenders modify the Credit Agreement to change certain terms thereof; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and the Required Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement):

Section 1. Amendments to Credit Agreement.

(a) The definition of LIBO Rate in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the phrase “Telerate British Bankers Assoc. Interest Settlement Rates Page” and (ii) inserting in lieu thereof “Reuters Reference Page LIBOR01”.

(b) The definition of Material Indebtedness in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Material Indebtedness” means (i) Indebtedness under the Term Loan Agreement, and (ii) Indebtedness (other than the Loans) and obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Material Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Material Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Material Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

(c) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

“Purchase Agreement” means the Purchase Agreement dated as of January 23, 2013, by and among Anadarko Holding Company, Big Island Trona Company, NRP Trona LLC, and the Borrower.

“Term Loan Agreement” means the Term Loan Agreement dated as of January 23, 2013, among the Borrower, the Lenders party thereto, and Citibank, N.A., as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

(d) Section 6.01 of the Credit Agreement is hereby amended by (i) replacing the period at the end of clause (j) with a comma and (ii) inserting the following new clauses following clause (j):

(k) the Contingent Purchase Price Obligation Payment (as defined in Section 2.6 of the Purchase Agreement); and

(l) Indebtedness under the Term Loan Agreement.

(e) Section 6.04 of the Credit Agreement is hereby amended by (i) replacing the period at the end of clause (n) with “; and” and (ii) inserting the following new clause (o) following clause (n):

(o) investments in the Purchased Interests (as defined in the Purchase Agreement).

(f) Section 9.17 of the Credit Agreement is hereby amended by deleting such in its entirety and replacing same with the following:

SECTION 9.17. Release of Guaranty Agreements. Upon simultaneous satisfaction of the following conditions precedent, the Lenders will execute, at Borrower’s expense, a release of all Guaranty Agreements: (a) Borrower achieves an Investment Grade Rating, (b) the representations and warranties set forth in Article III of this Agreement are true and correct; and (c) no Default or Event of Default has occurred and is continuing or would result under this Agreement or the other Loan Documents, as same are amended as set forth in the following sentence. Immediately upon satisfaction of the conditions precedent set forth above, the Agreement shall be deemed amended without further action to delete Section 6.01 in its entirety and replace same with the following:

“SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except, without duplication, (a) Indebtedness in an aggregate amount, at any one time outstanding on the date such Indebtedness is incurred, such that the sum of (i) secured Indebtedness of the Borrower and its Subsidiaries, and (ii) unsecured Indebtedness of the Borrower and its Subsidiaries (other than (x) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary and (xx) Indebtedness incurred hereunder and under the Term Loan Agreement) incurred under this clause (a) does not exceed 10% of Borrower’s Consolidated Net Tangible Assets and (b) Indebtedness under the Note Purchase Agreements and all refinancings, renewals and extensions thereof.”

Section 2. Representations True; No Default. Borrower represents and warrants that:

(a) this First Amendment has been duly authorized, executed and delivered on its behalf; the Credit Agreement, as amended hereby, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the representations and warranties of Borrower contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct on and as of such earlier date;

(c) the Borrower has heretofore furnished to the Lenders the Parent’s consolidated balance sheet and statements of income and cash flows (i) as of and for the fiscal year ended 2011, reported on by Ernst & Young L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above; and

(d) after giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 3. Expenses, Additional Information. The Borrower shall pay to the Administrative Agent all reasonable expenses incurred in connection with the execution of this First Amendment, including all reasonable expenses incurred in connection with any previous negotiation and loan documentation. The Borrower shall furnish to the Administrative Agent and the Lenders all such other documents, consents and information relating to the Borrower as the Administrative Agent or any Lender may reasonably require to accomplish the purposes hereof.

Section 4. Effectiveness. This First Amendment shall become effective on the first date (the “First Amendment Closing Date”) on which each of the following conditions is satisfied:

(a) The Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered to the Administrative Agent a counterpart of this First Amendment;

(b) Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Closing Date, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct on and as of such earlier date;

(c) Since December 31, 2011, no event shall have occurred with respect to the Parent, the Borrower and its Subsidiaries, taken as a whole, which, in the reasonable opinion of the Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d) The Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Closing Date upon the satisfaction or waiver of all of the foregoing conditions, and such notice will be conclusive and binding.

Section 5. Miscellaneous Provisions.

(a) From and after the First Amendment Closing Date, the Credit Agreement will be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement will continue in full force and effect.

(b) The Credit Agreement and this First Amendment will be read and construed as one and the same instrument.

(c) Any reference in any of the Loan Documents to the Credit Agreement will be a reference to the Credit Agreement as amended by this First Amendment.

(d) This First Amendment will be construed in accordance with and governed by the laws of the State of New York and of the United States of America.

(e) This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f) The headings herein will be accorded no significance in interpreting this First Amendment.

Section 6. Binding Effect. This First Amendment is binding upon and will inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, except that the Borrower will not have the right to assign its rights hereunder or any interest herein except in accordance with the terms of the Credit Agreement.

Section 7. Final Agreement of the Parties. This First Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements. There are no unwritten oral agreements between the parties hereto.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers.

NRP (OPERATING) LLC
a Delaware limited liability company

By	/s/ Dwight L. Dunlap
Name: Dwight L. Dunlap
Title: Chief Financial Officer

Signature Page to First Amendment

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this First Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all “Obligations” (in each case as such term is defined in the applicable Loan Document), including without limitation the payment and performance of all such “Obligations” now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranties to cover all Indebtedness evidenced by the Credit Agreement as same has been created, amended and/or restated by or in connection with this First Amendment. The Guaranties and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this First Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this First Amendment and the other Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty and the other Loan Documents to which each applicable Guarantor is a party.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this First Amendment, such Guarantor is not required by the terms of the Credit Agreement, this First Amendment or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this First Amendment; and (ii) nothing in the Credit Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Signature Page to First Amendment

ACIN LLC

DEEPWATER TRANSPORTATION, LLC

GATLING MINERAL, LLC

HOD LLC

INDEPENDENCE LAND COMPANY, LLC

LITTLE RIVER TRANSPORT LLC

NRP TRONA LLC

RIVERVISTA MINING LLC

SHEPARD BOONE COAL COMPANY LLC

WBRD LLC

WILLIAMSON TRANSPORT, LLC

WPP LLC

(each a Delaware limited liability company)

By:	NRP (OPERATING) LLC, as sole Member of each of the above named entities

	By:	/s/ Dwight L. Dunlap
	Name:	Dwight L. Dunlap
	Title:	Chief Financial Officer

Signature Page to First Amendment

CITIBANK, N.A.,
a national banking association

By	/s/ Authorized Person

Signature Page to First Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Authorized Person

Signature Page to First Amendment

BANK OF MONTREAL

By	/s/ Authorized Person

Signature Page to First Amendment

BRANCH BANKING AND TRUST COMPANY

By	/s/ Authorized Person

Signature Page to First Amendment

THE HUNTINGTON NATIONAL BANK

By	/s/ Authorized Person

Signature Page to First Amendment

COMERICA BANK

By	/s/ Authorized Person

Signature Page to First Amendment

COMPASS BANK

By	/s/ Authorized Person

Signature Page to First Amendment

ROYAL BANK OF CANADA

By	/s/ Authorized Person

Signature Page to First Amendment

AMEGY BANK NATIONAL ASSOCIATION

By	/s/ Authorized Person

Signature Page to First Amendment